Exhibit 10.1

PURCHASE AGREEMENT

dated as of December 22, 2014,

among

BARNES & NOBLE, INC.,

NOOK MEDIA INC.,

NOOK MEDIA MEMBER TWO LLC,

PEARSON EDUCATION, INC.

and

PEARSON INC.

Table of Contents

i

SECTION 4.11.	Assignment	18
SECTION 4.12.	Public Announcements	18
SECTION 4.13.	Transfer Taxes	18

ii

PURCHASE AGREEMENT dated as of December 22, 2014 (this “Agreement”), among Barnes & Noble, Inc., a Delaware corporation (the “Company”), NOOK Media Inc., a Delaware corporation (“NMI”), NOOK Media Member Two LLC, a Delaware limited liability company (“NOOK Member Two”), Pearson Education, Inc., a Delaware corporation (the “Investor”), and Pearson Inc., a Delaware corporation (“Guarantor”). The Company, NMI, NOOK Member Two, the Investor and the Guarantor each may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS NMI and NOOK Member Two together desire to purchase, and the Investor desires to sell, all of the Investor’s right, title and interest in, to and under the 89,473.68421 convertible Series B preferred limited liability company interests (the “Series B Preferred Interests”) of NOOK Media LLC (“NOOK Media”) and the 94,182.82548 warrants (the “Warrants”) to purchase Series B Preferred Interests owned by the Investor, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Purchase and Sale; Closing

SECTION 1.01. Purchase and Sale of the Series B Preferred Interests and Warrants.  On the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) NMI shall purchase from the Investor all of the Investor’s right, title and interest in, to and under 85,894.73684 Series B Preferred Interests and 90,415.51246 Warrants for an aggregate purchase price equal to (i) $13,200,008.25 in cash, payable as set forth in Section 1.02(b), and (ii) 578,810 shares of common stock, par value $.001 per share (“Company Common Stock”), of the Company and (b) NOOK Member Two shall purchase from the Investor all of the Investor’s right, title and interest in, to and under 3,578.94737 Series B Preferred Interests and 3,767.31302 Warrants for an aggregate purchase price equal to (i) $550,000.34 in cash, payable as set forth in Section 1.02(b), and (ii) 24,117 shares of Company Common Stock. The purchase and sale of the Series B Preferred Interests and Warrants is referred to in this Agreement as the “Preferred Interest Purchase”.

SECTION 1.02. Closing.

(a) The closing of the Preferred Interest Purchase (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, immediately following the execution and delivery of this Agreement by the Company, NMI, the Investor and the Guarantor.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

(b) At the Closing, the Parties will make the following deliveries and take the following actions:

     (i) the Investor shall deliver to NMI and NOOK Member Two certificates, together with appropriate instruments of transfer, representing the Series B Preferred Interests and Warrants;

    (ii) NMI shall pay, or cause to be paid, to the Investor $13,200,008.25 by wire transfer of immediately available funds to a bank account designated in writing by the Investor;

   (iii) NOOK Member Two shall pay, or cause to be paid, to the Investor $550,000.34 by wire transfer of immediately available funds to a bank account designated in writing by the Investor;

   (iv) NMI shall cause 578,810 shares of Company Common Stock (the “NMI Common Shares”) to be issued in book-entry form, duly registered in the name of the Investor, and shall provide evidence reasonably satisfactory to the Investor of such book-entry;

    (v) NOOK Member Two shall cause 24,117 shares of Company Common Stock (the “NOOK Member Two Common Shares” and, together with the NMI Common Shares, the “Common Shares”) to be issued in book-entry form, duly registered in the name of the Investor, and shall provide evidence reasonably satisfactory to the Investor of such book-entry;

   (vi) each Party that is a party to the Digital Business Contingent Payment Agreement dated as of December 3, 2014, between the Company, NMI and the Investor shall deliver to the other Parties an executed counterpart of the Amended and Restated Digital Business Contingent Payment Agreement; and

  (vii) each Party that is a party to the Registration Rights Agreement shall deliver to the other Parties an executed counterpart of the Registration Rights Agreement.

ARTICLE II

Representations and Warranties

SECTION 2.01. Representations and Warranties of the Company.

Except as set forth in the Company Disclosure Letter, the Company represents and warrants as of the date hereof and as of the Closing Date to the Investor and the Guarantor as follows:

(a) Organization, Standing and Corporate Power.  The Company and each of its Subsidiaries is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as presently conducted.  Each of the

Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each U.S. jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of either the Company or NMI to consummate the transactions contemplated by this Agreement.

(b) Capitalization.

 (i) The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.001 per share (“Company Preferred Stock”), of which 300,000 shares of Company Preferred Stock were designated by the board of directors of the Company (the “Board”) as Series I Preferred Stock and 204,000 shares of Company Preferred Stock were designated by the Board as Series J Preferred Stock.  At the close of business on December 1, 2014, (i) 59,531,503 shares of Company Common Stock (which includes 45,660 shares of Company Common Stock granted pursuant to a Company Stock Plan that is subject to vesting or other forfeiture conditions or repurchase by the Company (such shares, the “Company Restricted Stock”)) were issued and outstanding, (ii) 7,097,695 shares of Company Common Stock were reserved and available for issuance pursuant to the Amended and Restated 2009 Incentive Plan of the Company (the “2009 Plan”), the 2004 Incentive Plan of the Company, as amended (the “2004 Plan”), and the Amended and Restated 1996 Incentive Plan of the Company (the “1996 Plan”, and collectively with the 2009 Plan and the 2004 Plan, the “Company Stock Plans”), of which 620,375 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock (such options, the “Company Stock Options”), and 2,794,254 shares of Company Common Stock were subject to outstanding restricted stock units (such restricted stock units, the “Company RSUs”), (iii) 34,546,409 shares of Company Common Stock were owned by the Company as treasury stock, (iv) 214,000 shares of Series J Preferred Stock were outstanding (and such Series J Preferred Stock were convertible as of December 1, 2014 into no more than 12,000,000 shares of Company Common Stock), (v) 12,000,000 shares of Company Common Stock were reserved for issuance in connection with a conversion of the Series J Preferred Stock, and (vi) zero shares of Series I Preferred Stock were outstanding.  Except as set forth above, at the close of business on December 1, 2014, no shares of capital stock or other voting securities of or equity interests in the Company were issued, reserved for issuance or outstanding and no securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or equity interests in the Company were issued or outstanding.  Since December 1, 2014, to the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock or other voting securities of or equity interests in the Company, other than issuances of shares upon the vesting of Company Restricted Stock pursuant to the Company Stock Plans or shares of Company Common Stock pursuant to Company Stock Options, Company RSUs, or the Company’s Amended and Restated Savings Plan (the “Company 401(k) Plan”) and the 2,737,290 shares of Company Common Stock issued to Microsoft Corporation on December 4, 2014, pursuant to the Purchase Agreement dated

December 3, 2014, among the Company, NMI, Morrison Investment Holdings, Inc. and Microsoft Corporation and (y) there have been no issuances by the Company of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of, or other equity or voting interests in, the Company or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock, other than issuances pursuant to the Company 401(k) plan in accordance with its terms.  All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the date hereof will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).  Except for any obligations pursuant to this Agreement or as otherwise set forth above in this Section 2.01(b), as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, Contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which the Company is bound (1) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of or equity interests in, or any security convertible or exchangeable for any shares of capital stock or other voting securities of or equity interest in, the Company or any Voting Company Debt, (2) obligating the Company or any of its Subsidiaries to issue, grant or enter into any such option, warrant, right, security, unit, Contract or undertaking or (3) that give any person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock.  There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, other than pursuant to the Company Stock Plans and the Company 401(k) Plan.

(ii) The Company Common Stock constitute the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) Authorization; Enforceability.

 (i) Each of the Company and NMI has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party and to consummate the transactions contemplated hereunder and thereunder.  The execution and delivery of this Agreement and each such other agreement by each of the Company and NMI and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and each such other agreement by each of the Company and NMI have been duly authorized and approved by all necessary corporate action on the part of the Company and NMI, respectively.  On or prior to the date of this Agreement, the Board has duly adopted resolutions approving this Agreement and each such other agreement and the transactions contemplated hereby and thereby (and, as of the date of this Agreement, the resolutions giving effect to such corporate actions have not been rescinded, modified or withdrawn in any way). This Agreement has been duly executed and delivered by each of the Company and NMI and, assuming the due authorization, execution and delivery by each of the Investor and the Guarantor, constitutes a legal, valid and binding obligation of each of the Company and NMI, enforceable against each of the Company and NMI in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(ii) No vote, consent or approval of the stockholders of the Company is required under applicable Law, under the certificate of incorporation of the Company or by-laws of the Company, or under any Contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the transactions contemplated hereby.

(d) No Conflict.

 (i) Neither the Company nor NMI is in violation or default of any provision of the certificate of incorporation or the by-laws of the Company or NMI, respectively.  The execution and delivery by each of the Company and NMI of this Agreement and each other agreement contemplated hereby to which it is a party do not, and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and each such other agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the certificate of incorporation of the Company or the by-laws of the Company, (B) the certificate of incorporation or the by-laws of NMI or the organizational documents of Nook Media, or (C) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of NMI or the Company and its Subsidiaries, taken as a whole, (2) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation of any Governmental Entity (“Law”) that is material to NMI or the Company and its Subsidiaries, taken as a whole, or (3) any judgment, order or decree of any Governmental Entity (“Judgment”), in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such conflicts, violations, breaches, defaults, rights, losses or pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature (collectively, “Liens”) that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of either the Company or NMI to consummate the transactions contemplated by this Agreement.

(ii) Other than in connection or in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the securities or blue sky laws of the various states or, to the extent applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) or other third party is necessary for the consummation by the Company and NMI of the transactions contemplated by this Agreement.

(e) Authorization of Company Common Stock.  As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Common Shares (i) will be duly authorized by all necessary corporate action on the part of the Company, (ii) will be validly issued, fully paid and nonassessable, (iii) will not be subject to preemptive rights or restrictions on transfer (other than restrictions on transfer under applicable state and federal securities laws) and (iv) will be free and clear of all Liens.

(f) Private Offering.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of the Common Shares or solicited any offers to buy the Common Shares, under circumstances that would require registration of the Common Shares under the Securities Act.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of the Common Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their Affiliates and their Representatives will take any action or steps referred to in the two preceding sentences that would require registration of any of the Common Shares under the Securities Act.  Assuming the accuracy of the representations made by the Investor in Section 2.02, the sale and delivery of the Common Shares hereunder are exempt from the (i) registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(g) Anti-Takeover Provisions Not Applicable.  The provisions of Section 203 of the General Corporation Law of the State of Delaware as they relate to the Company do not and will not apply to this Agreement or to any of the transactions contemplated hereby.

(h) SEC Documents; Undisclosed Liabilities; Disclosure Controls and Procedures; Other.

 (i) The Company has filed all material reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed by the Company pursuant to the Securities Act or the Exchange Act since April 28, 2012 (the “SEC Documents”).  As of their respective effective dates (in the case of

SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and except to the extent amended or superseded by a subsequent filing with the SEC prior to the date of this Agreement, as of such respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comment letters received from the SEC or its staff.  The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included or incorporated by reference in the SEC Documents when filed complied in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

(ii) Except for matters reflected or reserved against in the most recent consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities (whether absolute, accrued, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities that (A) were incurred since the date of such balance sheet in the ordinary course of business or (B) are incurred in connection with the transactions contemplated by this Agreement.  There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of any type (including any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act) that have not been so described in the SEC Documents nor any obligations to enter into any such arrangements.

       (iii) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  Since April 28, 2012, neither the Company nor the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.  To the knowledge of the Company, there is no fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

       (iv) Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective assets before or by any Governmental Entity. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in default with respect to any Judgment.

(v) Neither the Company nor any of its Subsidiaries is in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

 (i) Brokers and Finders.  Other than Guggenheim Partners LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or its Affiliates that is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

SECTION 2.02. Representations and Warranties of the Investor.  The Investor hereby represents and warrants as of the date hereof and as of the Closing Date to the Company and NMI that:

(a) Organization and Authority.  Each of the Investor and the Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted, except where the failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of either the Investor or the Guarantor to consummate the transactions contemplated by this Agreement.

(b) Authorization; Enforceability.  Each of the Investor and the Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby to which it is a party and to consummate the transactions contemplated hereunder and thereunder.  The execution and delivery of this Agreement and each such other agreement by each of the Investor and the Guarantor and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and each such other agreement, by each of the Investor and the Guarantor have been duly authorized by all necessary corporate action on the part of the Investor and the Guarantor, respectively (and, as of the date of this Agreement, the resolutions giving effect to such corporate actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by each of the Investor and the Guarantor and, assuming the due authorization, execution and delivery by the Company and NMI, constitutes a legal, valid and binding obligation of each of the Investor and the Guarantor, enforceable against each of the Investor and the Guarantor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) No Conflict.  The execution and delivery by each of the Investor and the Guarantor of this Agreement and each other agreement contemplated hereby to which it is a party do not, and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and each such other agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Investor under, the certificate of incorporation or bylaws, or similar organizational documents, of the Investor or the Guarantor, any provision of any Contract to which the Investor or the Guarantor or any of their respective Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of the Guarantor and its Subsidiaries, taken as a whole, or any Law that is material to the Guarantor and its Subsidiaries, taken as a whole, or Judgment, in each case, applicable to the Investor or the Guarantor or any of their respective Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor or the Guarantor to consummate the transactions contemplated by this Agreement.

(d) Consents.  Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states or, to the extent applicable, the HSR Act or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by the Investor or the Guarantor of the transactions contemplated by this Agreement.

(e) Purchase for Investment.  The Investor acknowledges that the Common Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (i) is acquiring the Common Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of the Common Shares to any person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Common Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Common Shares and of making an informed investment decision and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Common Shares and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

(f) Ownership of Series B Preferred Interests and Warrants.  The Investor (i) holds and has good and valid title to the Series B Preferred Interests and Warrants and the certificates representing such securities, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements other than those contained in the Second Amended and Restated Limited Liability Company Agreement of NOOK Media (the “LLC Agreement”) and (ii) is the record owner thereof.  Assuming NMI has the requisite power and authority to be the lawful owner of the Series B Preferred Interests and Warrants, upon delivery to NMI at the Closing of certificates representing the Series B Preferred Interests and Warrants and other appropriate instruments of transfer, and upon consummation of the other transactions contemplated hereby, good and valid title to the Series B Preferred Interests and Warrants will pass to NMI, free and clear of any Liens, and the Series B Preferred Interests and Warrants will not be subject to any voting trust agreement or other Contract relating to the ownership, voting, distribution rights or disposition of the Series B Preferred Interests and Warrants, as applicable (other than those created or entered into by NMI).

(g) Ownership.  Neither the Investor nor any of its Affiliates beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) more than 1% of the aggregate outstanding shares of Company Common Stock, or is a party to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of, more than 1% of the aggregate outstanding shares of Company Common Stock.

(h) Brokers and Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Investor or its Affiliates that is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE III

Covenants and Additional Agreements and Acknowledgements

SECTION 3.01. Further Assurances.

(a) Each Party will cooperate and consult with the other Parties and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all Governmental Entities and other third parties, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, to take actions necessary to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to perform the covenants contemplated by this Agreement.  Each Party shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other Party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all the information relating to the other Party, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the Parties agrees to act reasonably and as promptly as practicable.  Each Party agrees to keep the other Parties apprised of the status of matters relating to completion of the transactions contemplated hereby.  Each Party shall promptly furnish each other Party, to the extent permitted by applicable Laws, with copies of written communications received by them or their Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.

SECTION 3.02. Expenses.  Each Party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.

SECTION 3.03. Confidentiality.  Each Party hereby agrees to keep confidential and to cause its respective employees, officers, directors, Affiliates and Representatives to keep confidential any and all confidential information of the Investor and the Guarantor, on the one hand, and NMI and the Company, on the other hand, including non-public information relating to their respective finances and results, trade secrets, know-how, customers, business plans, marketing activities, financial data and other business affairs that was disclosed by the Investor or the Guarantor, on the one hand, and NMI or the Company, on the other hand, or their respective Affiliates or Representatives on or prior to the date of this Agreement in connection with the transactions contemplated by this Agreement.

SECTION 3.04. Investment Agreement Termination; Releases.  Effective as of the Closing (a) all rights and obligations under the Investment Agreement dated as of December 21, 2012 (the “Investment Agreement”), among the Company, NMI, the Investor and the Guarantor shall terminate and (b) all rights and obligations of the Investor under the LLC Agreement shall terminate.

SECTION 3.05. Releases.  Effective as of the Closing, each of the Investor and the Guarantor hereby releases, remises and forever discharges each of the Company, NMI and NOOK Media and any of their respective Affiliates, directors, officers, employees and representatives from any claims, losses, liabilities, obligations or responsibilities for any and all actions or failures to take action, whether known or unknown, relating to, resulting from or arising out of the LLC Agreement, the Investment Agreement and the transactions contemplated by any of the foregoing (excluding the Commercial Agreement, dated as of January 22, 2013, between NOOK Media and the Investor, as amended, and for the avoidance of doubt any other commercial arrangements or transactions between the Parties unrelated to Pearson’s investment in NOOK Media).  Effective as of the Closing, each of the Company and NMI hereby releases, remises and forever discharges each of the Investor, the Guarantor and any of their respective Affiliates, directors, officers, employees and representatives from any claims, losses, liabilities, obligations or responsibilities for any and all actions or failures to take action, whether known or unknown, relating to, resulting from or arising out of the LLC Agreement, the Investment Agreement and the transactions contemplated by any of the foregoing (excluding the Commercial Agreement, dated as of January 22, 2013, between NOOK Media and the Investor, as amended, and for the avoidance of doubt any other commercial arrangements and transactions between the Parties unrelated to Pearson’s investment in NOOK Media).

SECTION 3.06. Acknowledgements.  The Parties acknowledge and agree that the representations and warranties set forth in Section 2.01 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries to the Investor and the Guarantor in connection with the transactions contemplated by this Agreement and the representations and warranties set forth in Section 2.02 constitute the sole and exclusive representations and warranties of the Investor and its Subsidiaries to the Company in connection with the transactions contemplated by this Agreement, and there are no other representations, warranties, covenants, understandings or agreements, oral or written, in relation thereto between the Parties other than those incorporated therein.  Except for the representations and warranties expressly set forth in Section 2.01, each of the Investor and the Guarantor disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Company or any of its Subsidiaries or their Affiliates or Representatives. Except for the representations and warranties expressly set forth in Section 2.02, each of NMI and the Company disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Investor or any of its Subsidiaries or their Affiliates or Representatives.  The Investor and the Guarantor each represent and warrant that it is a sophisticated party.  The Investor and the Guarantor each acknowledge and agree that any financial forecasts or projections relating to the Company and NOOK Media and their respective businesses that have been provided to the Investor and the Guarantor have been provided with the understanding and agreement that neither the Company nor any of its Subsidiaries is making any representation or warranty with respect to such forecasts or projections (except as expressly set forth in Section 2.01) and that actual future results may vary from such forecasts or projections based upon numerous factors. For the avoidance of doubt, no investigation or receipt of information in connection with the transactions contemplated hereby shall affect or be deemed to modify any representation, warranty or covenant of the Company or NMI or any person’s right to any remedy hereunder with respect to any breaches thereof.

SECTION 3.07. NYSE Listing of Common Shares. The Company shall cause the Common Shares to be approved for listing on the New York Stock Exchange promptly following the Closing.

ARTICLE IV

Miscellaneous

SECTION 4.01. Survival.  The representations and warranties of the Parties set forth in Article II of this Agreement shall survive until the second (2nd) anniversary of the Closing, except that Sections 2.01(a), (b), (c) and (e) and Sections 2.02(a), (b) and (f) shall survive indefinitely.  All of the covenants or other agreements of the Parties contained in this Agreement shall survive until fully performed or fulfilled.

SECTION 4.02. Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Party against whom such amendment or waiver shall be enforced.  The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, shall not constitute a waiver by such Party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 4.03. Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy or otherwise) to the other Parties.

SECTION 4.04. Specific Enforcement; Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

(b) THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.  THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.  IN ADDITION, EACH PARTY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, BROUGHT BY ANY OTHER PARTY OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, SO LONG AS ONE OF SUCH COURTS SHALL HAVE SUBJECT MATTER JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING, AND THAT ANY CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH

RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW, AND NOTHING IN THIS SECTION 4.04(b) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.04(c).

SECTION 4.05. Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a) If to the Company:

  Barnes & Noble, Inc.
  122 Fifth Avenue
  New York, NY 10011

  Attention:  Vice President, General Counsel & Secretary
  Facsimile:   212-463-5683

  with a copy to (which copy alone shall not constitute notice):

  Cravath, Swaine & Moore LLP

  Worldwide Plaza
  825 Eighth Avenue
  New York, NY 10019

  Attention:  Scott A. Barshay, Esq.
                      Andrew R. Thompson, Esq.
  Facsimile:   (212) 474-3700

(b) If to the Investor:

  Pearson Education, Inc.

  c/o Pearson Inc.
  330 Hudson Street
  New York, NY 10013
  Attention:  Chief Corporate Finance and Strategy Officer

  Facsimile:   (917) 260-8859

  with a copy to (which copy alone shall not constitute notice):

  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, NY 10178
  Attention:  Robert W. Dickey, Esq.

  Facsimile:   (212) 309-6001

(c) If to the Guarantor:

  Pearson Inc.
  330 Hudson Street
  New York, NY 10013
  Attention:  Chief Corporate Finance and Strategy Officer

  Facsimile:   (917) 260-8859

  with a copy to (which copy alone shall not constitute notice):

  Morgan, Lewis & Bockius LLP
  101 Park Avenue
  New York, NY 10178
  Attention:  Robert W. Dickey, Esq.

  Facsimile:   (212) 309-6001

or to such other address as any person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any Party may notify the other Parties of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 4.06. Entire Agreement, etc.  This Agreement (including all the Annexes, Exhibits, and Schedules hereto), constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the Parties, with respect to the subject matter hereof and thereof.

SECTION 4.07. Definitions

(a) “Affiliate” means, with respect to any specified person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or entity; provided, that NOOK Media and its Subsidiaries shall not be deemed to be Affiliates of the Investor or the Guarantor.  For the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Amended and Restated Digital Business Contingent Payment Agreement” means the Amended and Restated Digital Business Contingent Payment Agreement in the form attached hereto as Annex A.

(c) “beneficial owner” and “beneficial ownership” and words of similar import have the meaning assigned to such terms in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act and a person’s beneficial ownership of securities shall be determined in accordance with the provisions of such Rules.

(d) “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(e)  “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

(f)  “Company Disclosure Letter” means the letter dated as of the date of this Agreement delivered by the Company to the Investor.

(g) “Company Material Adverse Effect” means any state of facts, change, effect, condition, development, event or occurrence that has a material and adverse effect on the business, assets or properties of the Company and its Subsidiaries, taken as a whole.

(h) “Registration Rights Agreement” means the Registration Rights Agreement of the Company in the form attached hereto as Annex B.

(i)  “Representative” means, with respect to any person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such person.

(j)   A “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first person.  For purposes of this Agreement, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.  For the avoidance of doubt, NMI and Nook Media shall be deemed to be a Subsidiary of the Company, and the Investor shall be deemed to be a Subsidiary of the Guarantor.

SECTION 4.08. Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a person are also to its permitted successors and assigns.  Each of the Parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

SECTION 4.09. Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 4.10. No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the Parties, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

SECTION 4.11. Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided, however, NMI’s rights, interests and obligations under this Agreement shall be permitted to be assigned without the consent of any Party solely as a result of NMI being converted into another form of entity such as a limited liability company or merging with a direct or indirect subsidiary of the Company; provided further, that the Investor shall be permitted to assign its rights, interests or obligations hereunder to any Affiliate without the consent of any Party.

SECTION 4.12. Public Announcements. Subject to each Party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed compliance with which shall not require consultation with, or the consent of, the other Parties, the Parties will not make any public news release or other public disclosure with respect to this Agreement or the transactions contemplated hereby without first consulting with the other Parties, and, in each case, also receiving the other Parties’ consent (which shall not be unreasonably withheld, conditioned or delayed).

SECTION 4.13. Transfer Taxes. NMI shall pay any and all transfer, documentary, stamp, sales, use, registration or similar issue or transfer taxes incurred in connection with the Preferred Interest Purchase, including in connection with the issuance of the Common Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first written above.

BARNES & NOBLE, INC.

By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Chief Executive Officer

NOOK MEDIA INC.

By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Chief Executive Officer

NOOK MEDIA MEMBER TWO LLC

By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Chief Executive Officer

[Signature Page – Purchase Agreement]

PEARSON EDUCATION, INC.

By:	/s/ Philip J. Hoffman
	Name:	Philip J. Hoffman
	Title:	Executive Vice President

PEARSON INC.

By:	/s/ Philip J. Hoffman
	Name:	Philip J. Hoffman
	Title:	Executive Vice President

[Signature Page – Purchase Agreement]

Annex A

Amended and Restated Digital Business Contingent Payment Agreement

[Filed as Exhibit 10.2 of this Current Report on Form 8-K]

Annex B

Registration Rights Agreement

[Filed as Exhibit 10.3 of this Current Report on Form 8-K]